                                                                   EXHIBIT 10.27
                               LINE OF CREDIT NOTE


$5,000,000                                                        March 16, 1999


FOR VALUE RECEIVED, CECO FILTERS, INC., AIR PURATOR CORPORATION, NEW BUSCH CO., INC. and U.S. FACILITIES MANAGEMENT COMPANY, INC., (collectively, the "Borrowers"), with an address at c/o CECO FILTERS, INC.,1029 Conshohocken Road, Conshohocken, PA 19428, jointly and severally, promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1600 Market Street, Philadelphia, Pennsylvania 19103, or at such other location as the Bank may designate from time to time, the principal sum of FIVE MILLION DOLLARS ($5,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrowers hereunder prior to the Expiration Date (as hereinafter defined), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Advance Procedures. The Borrowers may borrow, repay and reborrow hereunder until the Expiration Date (as such term is defined in the Letter Agreement hereinafter referred to), subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may reasonably require. The Borrowers authorize the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrowers hereby indemnify and hold the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances, provided, however, that the foregoing indemnity agreement shall not apply to damages, losses, liabilities, costs and expenses solely attributable to the Bank's gross negligence or willful misconduct. The Bank will enter on its books and records, which entry when made will be presumed correct absent manifest error, the date and amount of each advance, as well as the date and amount of each payment made by the Borrowers.

2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate per annum selected by the Borrowers from the interest rate options set forth below (each, an "Option"), it being understood that the Borrowers may select different Options to apply simultaneously to different advances and may select up to four (4) different interest periods to apply simultaneously to different advances bearing interest under the Euro-Rate Option as set forth below. There are no required interest periods for advances bearing interest under the Prime Rate Option.

         (a) Prime Rate Option. A rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) (i) at all times prior to the USFM Date (as defined below) equal to the rate of interest publicly announced by the Bank as its prime rate (the "Prime Rate") and (ii) at all times from and after the USFM Date through the Expiration Date, the Prime Rate minus one quarter of one percent (1/4 %). If and when the Prime Rate changes, the rate of interest on advances bearing interest under the Prime Rate Option will change automatically without notice to the Borrowers, effective on the date of any such change. For purposes of this Note, the USFM Date is the last day of the second of two consecutive fiscal quarters of U.S. Facilities Management Company, Inc. ("USFM") during both of which USFM has had net income determined in accordance with generally accepted accounting principles equal to or greater than zero (0).

         (b) Euro-Rate Option. A rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of the Euro-Rate plus (i) at all times prior to the USFM Date two hundred fifty (250) basis points (2.5%) and (ii) at all times from and after the USFM Date through the Expiration Date two hundred twenty five (225) basis points (2.25%), for the Euro-Rate Interest Period selected by the Borrowers. For the purpose hereof, the following terms shall have the following meanings:

                           "Business Day" shall mean any day other than a
                  Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania.

                           "Euro-Rate" shall mean, with respect to any advance
                  to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank), two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                                Telerate page 3750 as quoted by British Bankers'
                  Euro-Rate =   Association or appropriate successor
                                ------------------------------------
                                1.00 - Euro-Rate Reserve Percentage

                           "Euro-Rate Interest Period" shall mean the period of
                  one, two or three months selected by the Borrowers commencing on the date of disbursement of an advance and each successive period selected by the Borrowers thereafter; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

                           "Euro-Rate Reserve Percentage" shall mean the maximum
                  effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

The Euro-Rate shall be adjusted with respect to any advance to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then the Bank shall give notice thereof to the Borrowers. Thereafter, until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist,
(a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to the Prime Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans under the Euro-Rate Option, the Bank shall notify the Borrowers. Upon receipt of such notice, until the Bank notifies the Borrowers that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the Euro-Rate Option shall be converted to the Prime Rate Option either (i) on the last day of the then current Euro-Rate Interest Period(s) if the Bank may lawfully continue to maintain advances under the Euro-Rate Option to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances under the Euro-Rate Option.

3. Payment Terms. (a) Interest on the Line of Credit Loans shall be due and payable in the case of a Line of Credit Loan bearing interest under the Prime Rate Option, monthly commencing on April 1, 1999 and continuing on the first day of each month thereafter, and in the case of a Line of Credit Loan bearing interest under the Euro-Rate Option, on the last day of the applicable Euro-Rate Interest Period.

         (b) On the Expiration Date, all outstanding principal and accrued but unpaid interest shall be due and payable in full.

         (c) If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrowers hereby authorize the Bank to charge Ceco Filters, Inc.'s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

4. Late Payments; Default Rate. If the Borrowers fail to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within five calendar days of the date due and payable, the Borrowers also shall pay to the Bank a late charge equal to three percent (3%) of the amount of such payment. Such five day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ. Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty. Notwithstanding anything contained herein to the contrary, upon any prepayment (other than a prepayment which is the result of the expiration of the Refinancing Extension) by or on behalf of the Borrowers (whether voluntary, on default or otherwise) of indebtedness hereunder which bears interest under the Euro-Rate Option, the Bank may require, if it so elects, the Borrowers to pay the Bank as compensation for the cost of being prepared to advance fixed rate funds hereunder an amount equal to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate.

6. Additional Costs. In the event that any change in law, regulation, treaty or directive or in the interpretation or application thereof or compliance by the Bank with any request or directive made subsequent to the date hereof (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

         (a) shall subject the Bank to any tax of any kind whatsoever with respect to this Note, or any advances made by the Bank hereunder, or change the basis of taxation of payments to the Bank or principal interest or any other amount payable hereunder (except for any taxes imposed on or measured by the overall income of the Bank);

         (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances by, or other credit extended by, or any other acquisition of funds by, any office of the Bank which are not otherwise included in the determination of the interest rate hereunder;

         (c) affects the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines the amount of capital required is increased by or based upon the existence of the credit facility evidenced by this Note or any advance hereunder, as determined by the Bank in its reasonable discretion; or

         (d)  shall impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining any advance hereunder or to reduce any amount receivable hereunder then, in any such case, the Borrowers shall promptly pay the Bank, within five (5) days of its demand, any additional amounts necessary to compensate the Bank for such additional costs or reduced amount receivable as determined by the Bank. If the Bank becomes entitled to claim any additional amounts pursuant hereto, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Bank to the Borrowers shall be conclusive in the absence of manifest error.

7. Other Loan Documents. This Note is issued in connection with a certain letter agreement dated March 16, 1999 (the "Letter Agreement") and the other documents referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents"), and is secured by the property described in the Loan Documents (if any) and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

8. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank and such proceeding is not dismissed within thirty (30) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause the acceleration of such debt;
(vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank and such proceeding is not dismissed within thirty (30) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds during such period; (vii) the entry of a final judgment in excess of $25,000 against any Obligor for the payment of money and the failure of such Obligor to discharge the judgment within thirty (30) days of the entry thereof, unless the same has been appealed and a stay of the enforcement thereof has been obtained; (viii) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor of which the Bank has given the Borrowers' Representative one hundred twenty (120) days notice; (ix) the Borrowers cease doing business as a going concern; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; (xi) the death or legal incompetency of any individual Obligor or, if any Obligor is a partnership, the death or legal incompetency of any individual general partner; (xii) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, proves to have been false, erroneous or misleading in any material respect when made; (xiii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank and the lapse of any applicable notice and cure period in connection therewith; or (xiv) any change of control of any Obligor shall occur (as used herein, the term "change of control" means either any change in ownership of any class of stock or capital stock generally of any Obligor which would result in a change or transfer of power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than the Obligors). As used herein, the term "Obligor" means any Borrowers and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrowers to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable;
(d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

9. Power to Confess Judgment. The Borrowers hereby empower any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Borrowers and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrowers in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney's commission of the greater of three percent (3%) of such principal and interest or $5,000 added as a reasonable attorney's fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrowers hereby forever waive and release all procedural errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

10. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrowers given to the Bank by law, the Bank shall have, with respect to the Borrowers' obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrowers hereby assign, convey, deliver, pledge and transfer to the Bank all of the Borrowers' right, title and interest in and to, all deposits, moneys, securities and other property of the Borrowers now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrowers. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

11. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrowers agree to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrowers and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrowers also waive all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrowers, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWERS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrowers hereby irrevocably consent to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consent that all service of process be sent by nationally recognized overnight courier service directed to the Borrowers at the Borrowers' address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrowers individually, against any security or against any property of the Borrowers within any other county, state or other foreign or domestic jurisdiction. The Borrowers acknowledge and agree that the venue provided above is the most convenient forum for both the Bank and the Borrowers. The Borrowers waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

12. WAIVER OF JURY TRIAL. THE BORROWERS IRREVOCABLY WAIVE ANY ALL RIGHTS THE BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrowers acknowledge that they have read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and have been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.


                                                  CECO FILTERS, INC.

                                                  By:  /Steven Taub/
                                                  --------------------------
                                                  Print Name:  /Steven Taub/
                                                  Title:  /President/

                                                  AIR PURATOR CORPORATION

                                                  By:  /Steven Taub/
                                                  --------------------------
                                                  Print Name:  /Steven Taub/
                                                  Title:  /President/



                                                  NEW BUSCH CO., INC.

                                                  By:  /Steven Taub/
                                                  --------------------------
                                                  Print Name:  /Steven Taub/
                                                  Title:  /President/



                                                  U.S. FACILITIES MANAGEMENT
                                                  COMPANY, INC.

                                                  By:  /Steven Taub/
                                                  --------------------------
                                                  Print Name:  /Steven Taub/
                                                  Title:  /President/